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                                                           Exhibit 11

         FOREST OIL CORPORATION AND CONSOLIDATED SUBSIDIARIES
       CALCULATION OF EARNINGS (LOSS) PER SHARE OF COMMON STOCK
                           (Unaudited)

                                                                   Three Months Ended
                                                                  ---------------------
                                                                  March 31,   March 31,
                                                                    1997       1996
                                                                  -------     ------
                                                                  (In Thousands Except
                                                                   Per Share Amounts)
Primary earnings (loss) per share:
  Net earnings (loss)                                             $ 4,522       (386)
  Less dividend requirements on $.75 Convertible
   Preferred Stock                                                   (189)      (540)
                                                                  -------     ------
  Net earnings (loss) attributable to common stock
   for primary earnings (loss) per share calculation              $ 4,333       (926)
                                                                  -------     ------
                                                                  -------     ------
  Weighted average number of common
   shares outstanding                                              31,756     20,628
  Dilutive effect of:
   Anschutz Warrants                                                1,165          -
   Employee stock options                                             255          -
                                                                  -------     ------
   Weighted average number of common
    shares outstanding, as adjusted                                33,176     20,628
                                                                  -------     ------
                                                                  -------     ------
Primary earnings (loss) per share of common stock                 $   .13       (.04)
                                                                  -------     ------
                                                                  -------     ------
Fully diluted earnings (loss) per share:
  Net earnings (loss) attributable to common stock, as above      $ 4,333       (926)
  Add dividend requirements on $.75 Convertible Preferred Stock       189        540
                                                                  -------     ------
  Net earnings (loss) attributable to common stock for
   fully diluted earnings (loss) per share calculation            $ 4,522       (386)
                                                                  -------     ------
                                                                  -------     ------
  Weighted average number of common shares
   outstanding                                                     31,756     20,628
  Dilutive effect of:
   Anschutz Warrants                                                1,165          -
   Employee stock options                                             255          -
   $.75 Convertible Preferred Stock                                 1,249      2,037
                                                                  -------     ------
  Weighted average number of common shares
   outstanding, as adjusted                                        34,425     22,665
                                                                  -------     ------
                                                                  -------     ------
* Fully diluted earnings (loss) per share of common stock         $   .13       (.02)
                                                                  -------     ------
                                                                  -------     ------

* The fully diluted loss per share is not presented in the Company's financial statements because the effects of assumed exercises and conversions were anti-dilutive.